                                                                       Exhibit 4
                      FIRST AMENDMENT TO CREDIT AGREEMENT

        This First Amendment to Credit Agreement (this "Amendment"), dated as of February 28, 1995 is among APPLIED POWER INC., a Wisconsin corporation (the "Company"), APPLIED POWER FINANCE S.A., a French corporation ("APSA"), BANK OF AMERICA ILLINOIS, ABN AMRO BANK N.V., and PNC BANK, NATIONAL ASSOCIATION, as Lenders and BANK OF AMERICA ILLINOIS (f/k/a Continental Bank), as administrative agent for the Lenders (the "Agent").

                         W  I  T  N  E  S  S  E  T  H :

        WHEREAS, the Company, APSA, the Lenders and the Agent entered into that certain Credit Agreement dated as of August 22, 1994 (the "Original Credit Agreement"); and

        WHEREAS, the Company and APSA have requested the Lenders to amend the Original Credit Agreement to increase the Aggregate Commitment;

        NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual agreements herein contained, hereby agree as follows:

        1. Definitions. Capitalized terms used herein that are defined in the Original Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

        2. Amendments to Original Credit Agreement. From and after the Effective Date (as hereinafter defined), the Original Credit Agreement is hereby amended as follows:

                (a) Section 1.1 - "Defined Terms" of the Original Credit Agreement is amended as follows:

                (i) The definition of "Agent" is amended in its entirety to read as follows:

                        Agent means Bank of America Illinois (f/k/a/
                Continental Bank), together with  its successors and assigns.

                (ii) The definition of "Aggregate Commitment" is amended in its entirety to read as follows:

                        Aggregate Commitment at any time means (a) on or before
                March 1, 1995, $40,000,000, (b) during the period commencing on March 1, 1995 and ending on August 31, 1995, $80,000,000, and (c) from and after September 1, 1995, $40,000,000, as such amounts may be reduced from time to time pursuant to
                Section 5.1.

                (iii) The definition of "Continental" is amended in its entirety to read as follows:

                        Continental means Bank of America Illinois (f/k/a Continental Bank)

                (b) Section 2.1.1 of the Original Credit Agreement is amended by adding the following at the end of the first sentence thereof:

                "; provided, however, that in no event shall the aggregate principal Dollar Amount of all outstanding Bid Loans of APSA plus the aggregate principal Dollar Amount of all outstanding Committed
        Loans of APSA exceed the lesser of (x) $40,000,000 and (y) the Aggregate Commitment."

                (c) Section 3.1 of the Original Credit Agreement is amended by inserting the following at the end of the first sentence thereof:

                "provided, further, that the aggregate principal Dollar Amount of all outstanding Bid Loans of APSA plus the aggregate principal Dollar Amount of all outstanding Committed Loans of APSA shall not at any time exceed the lesser of (x) $40,000,000 and (y) the Aggregate Commitment.

                (d) Section 5.2 of the Original Credit Agreement is amended by adding the following new subsection (c) thereto:

                (c) If on September 1, 1995, the Dollar Amount of the aggregate outstanding principal amount of all Loans exceeds (as a result of fluctuations in applicable foreign exchange rates, the reduction of the Commitments or otherwise) the Aggregate Commitment, the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to such excess. Such payment shall be applied (and, to the extent necessary, made in the applicable Available Currencies) to repay first, Floating Rate Loans, second, Committed Eurocurrency Loans,
        and third, Bid Loans.   Any prepayment of a Fixed Rate Loan shall be
        subject to the provisions of Section 7.4.

                (e)  Schedule I of the Original Credit Agreement is deleted and
Schedule I to this Amendment is substituted therefor.

        3. Representations and Warranties of each Borrower. In order to induce the Lender and the Agent to execute and deliver this Amendment, each Borrower hereby represents and warrants to each Lender and to the Agent that:

                (a) The representations and warranties of such Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

                (b) No Event of Default or Unmatured Event of Default has occurred and is continuing on and as of the date hereof or will result from the execution and delivery of this Amendment or the consummation of the transactions contemplated herein.

        4. Conditions to Effectiveness of this Amendment. This Amendment shall become effective March 1, 1995 (the "Effective Date") provided that on or before such date the Agent shall have received:

                (a) from each Borrower, five originally executed counterparts of a certificate of its Secretary or Assistant Secretary as to

                (i) the resolutions of its Board of Directors authorizing such Borrower's execution, delivery and performance of this Amendment and all other documents, instruments and agreements related hereto, and

                (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and the Credit Agreement and each other document, instrument or agreement to be executed by it in connection with this Amendment;

                (b) Counterparts of this Agreement executed by each Borrower, the Agent and each Lender.

                (c) Five originally executed counterparts of a certificate of each Borrower dated the Effective Date certifying that the matters set forth in Section 3.1 hereof are true and correct with the same effect as if then made.

                (d) Five signed opinions dated the Effective Date and addressed to the Agent and all Lenders, each substantially in the form of Exhibits F and G to the Original Credit Agreement, as applicable, covering the Amendment and the Original Credit Agreement, as amended from:

                (i)    Quarles & Brady, counsel for the Company;

                (ii)   Salens Hertzfeld & Herlbronn, counsel for APSA; and

                (iii)  Mayer, Brown & Platt, counsel for the Agent.

                (e) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of each Borrower shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such documents, instruments and agreements as the Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to counsel to the Agent.

        5.  Miscellaneous.

                (a) From and after the date hereof, each reference to the Original Credit Agreement shall be deemed to be a reference to the Original Credit Agreement as amended hereby. As amended hereby, the Original Credit Agreement is hereby reaffirmed, approved and confirmed in every respect, and shall remain in full force and effect including, without limitation, the guaranty in Section 13 of the Original Credit Agreement.

                (b) This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

                (c) THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS
MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                     APPLIED POWER, INC.

                                     By:    /s/ Douglas R. Dorszynski
                                           ------------------------------------
                                     Title: Vice President Tax and Treasurer
                                           ------------------------------------


                                     APPLIED POWER FINANCE S.A.

                                     By:     /s/ Douglas R. Dorszynski
                                           ------------------------------------
                                     Title:  Designated Attorney in fact
                                           ------------------------------------


                                     BANK OF AMERICA ILLINOIS (f/k/a
                                     Continental Bank) in its individual
                                     capacity and as Agent

                                     By:     /s/ Meg Klaggett
                                           ------------------------------------
                                     Title:  Vice President
                                           ------------------------------------


                                     ABN AMRO BANK N.V.

                                     By:     /s/ R. Michael Schwartz
                                           ------------------------------------
                                     Title:  Vice President
                                           ------------------------------------


                                     By:     /s/ William Heissenbuttel
                                           ------------------------------------
                                     Title:  Vice President
                                           ------------------------------------


                                     PNC BANK, NATIONAL ASSOCIATION

                                     By:     /s/ Richard T. Jander
                                           ------------------------------------
                                     Title:  Vice President
                                           ------------------------------------

                                   Schedule I



                                                                             Commitment
                             Commitment              Commitment               from and
                              prior to              from 3/1/95                after
       Lender                  3/1/95                to 8/31/95                9/1/95                Percentage
       ------                ----------             -----------              ----------              ----------
Bank of                       $  20,000,000          $ 40,000,000             $ 20,000,000             50%
America
Illinois

ABN AMRO                         10,000,000            20,000,000               10,000,000             25%
N.V.

PNC Bank,                        10,000,000            20,000,000               10,000,000             25%
National
Association

TOTAL                         $  40,000,000          $ 80,000,000             $ 40,000,000            100%

